FIRST AMENDMENT TO CREDIT AGREEMENT



     This FIRST AMENDMENT TO CREDIT AGREEMENT ("Amendment Agreement"), dated as of this 29th day of August, 1997, is by and among FIRST UNION NATIONAL BANK, a national banking association with offices located at 123 South Broad Street, Philadelphia, Pennsylvania 19109 (the "Bank") and MATLACK DE, INC. (the "Company"), MATLACK, INC. ("MI"), SAFEWAY CHEMICAL TRANSPORTATION, INC. ("SCI"), BRITE-SOL SERVICES, INC. ("BSS") (the Company, MI, SCI and BSS are herein sometimes referred to collectively as the "Original" Borrower), and MATLACK LEASING CORPORATION) hereinafter sometimes referred to as the "New Borrower"). The Original Borrower and the New Borrower shall be from time to time referred to herein as the "Borrower".

                             Background

     A. The Bank and the Original Borrower entered into that certain Credit Agreement, dated as of May 22, 1996 (together with all amendments and modifications thereto, including, without limitation, the 1997 Letter as hereinafter defined, the "Loan Agreement") pursuant to which the Bank agreed to make available to the Original Borrower a revolving credit facility in the maximum amount of $12,000,000.00 to be outstanding at any time in the form of direct advances or, for an amount not to exceed $4,000,000.00 of the Revolving Commitment (as defined in the Loan Agreement), letters of credit as more fully provided in the Loan Agreement.

     B. In connection with the Loan Agreement and in order to evidence the Revolving Loan, the Original Borrower executed and delivered to the Bank that certain Revolving Credit Note, dated May 22, 1996 (together with all amendments and modifications thereto, the "Note"), in favor of the Bank in the original principal amount of $12,000,000.00 or so much thereof as from time to time shall have been advanced by the Bank to the Original Borrower pursuant to the Loan Agreement.

     C. On or about March 28, 1997, in a letter to Bank the Original Borrower requested that the Bank extend the Revolving Termination Date under the Loan Agreement to March 31, 1998 (the "1997 Letter"), and the Bank agreed to the Original Borrower's request.

     D. In connection with the Loan Agreement and the Note and in order to provide for pari passu treatment of its obligations thereunder with certain other of its obligations, the Original Borrower, the Bank, and Bank of America Illinois, now through succession by merger Bank of America National Trust and Savings Association ("Bank of America") entered into that certain Master Credit Agreement dated May 22, 1996 (together with all amendments and modifications thereto, the "Master Credit Agreement").

     E. The Loan Agreement, the Note, the Master Credit Agreement, the L/C Related Documents (as defined in the Loan Agreement) and all of the documents, instruments and agreements executed and delivered in connection therewith, together with all amendments and modifications thereto, shall be referred to hereinafter as the "Loan Documents".

     F. The Original Borrower and the New Borrower have requested that Bank permit the New Borrower be added as a joint and several obligor with the right to borrow and otherwise obtain credit under the Loan Agreement, the L/C Related Documents and the other Loan Documents and to assume, without the release of the Original Borrower therefore, joint and several obligation of any liabilities on the date hereof outstanding under the Loan Documents, and the Bank is willing to do so on the terms of the Loan Documents as herein after amended.

     NOW THEREFORE, incorporating the foregoing Background herein by reference and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

     1. Defined Terms. Terms used herein which are capitalized but not defined shall have the meanings ascribed to such terms in the Loan Agreement.

     2. Addition of New Borrower. The Original Borrower hereby assigns to the New Borrower an undivided interest in all of the rights and obligations of the Original Borrower under the Loan Documents and the Bank consents to such assignment and hereby acknowledges the New Borrower as a Borrower to the Loan Agreement, the Note, the L/C Related Documents and the other Loan Documents, and each Borrower hereby agrees and affirms that it is jointly and severally liable for all of the obligations presently, and in the future which may be, outstanding under the Loan Documents as a direct and primary obligor and not as an accommodation party, without defense, set off, claim, or counter claim. Outstanding obligations on the date hereof are confirmed to be:

                    Revolving Loan Principal - $11,800,000.00
                    Accrued and Unpaid Interest - $135,038.36

                    Letters of Credit        Face Amount $00.00
                                        Unpaid Fees $00.00

     3.   Amendments to the Loan Agreement.

          (a) The definition of "Revolving Commitment" as set forth in Article I of the Loan Agreement shall be amended in its entirety as follows:

     "Revolving Commitment" means $16,000,000.00, provided, however, that the aggregate outstandings to both Banks under the Master Credit Agreement shall not at any time exceed availability under Borrowing Base.

          (b) The definition of "Revolving Termination Date" as set forth in Article I shall be amended in its entirety as follows:

     "Revolving Termination Date" means the earlier to occur of:

          (a)  March 31, 1998; and

          (b) the date on which the Revolving Commitment terminates in accordance with the provisions of this Agreement.

          (c)  The definition of "Termination Date" as set forth in
          Article I shall be amended in its entirety as follows:

     "Termination Date" means the earlier of four years from the Revolving Termination Date and (b) the date on which the Commitment terminates in accordance with the provisions of this Agreement.

     4. Conditions Precedent. The effectiveness of this Amendment Agreement and the Bank's obligations hereunder are conditioned upon the satisfaction of the following conditions precedent to the satisfaction of the Bank and its counsel:

          (a) The Borrower shall have paid to the Bank the costs, fees and expenses incurred by the Bank in the preparation of this Amendment Agreement and the documents instruments and agreements executed in connection herewith and incidental hereto.

          (b) The Borrower shall have duly executed and delivered to the Bank this Amendment Agreement.

          (c) The Borrower shall have duly executed and delivered to the Bank an Amended and Restated Revolving Credit Note in the form of Exhibit A hereto.

          (d) The Borrower and Bank of America shall have duly executed and delivered to the Bank the Third Amendment to the Master Credit Agreement in form and content satisfactory to the Bank.

          (e) All proceedings required to be taken by the Borrower in connection with the transactions contemplated by this Amendment Agreement shall be satisfactory in form and substance to the Bank and its counsel, and the Bank shall have received all such counterpart originals or certified or other copies of such documents as the Bank may reasonably request.

          (f) The Borrower shall have executed and delivered to the Bank such other documents, instruments and agreements as the Bank may reasonably request, including:

                    (1) Certification from each Borrower's secretary that the bylaws and certificate of incorporation delivered to Bank in connection with this Amendment Agreement, or if applicable, in connection with the May 22, 1996 closing, remain in full force and effect without modification, amendment, or addition.

                    (2) Certificate from each Borrower's secretary certifying that the resolutions of the Borrower's Board of Directors authorizing the Borrower to enter into and perform its obligations under the Loan Documents, as amended, and if applicable, to assume all existing obligations thereunder, have been duly adopted by such Board of Directors and are in full force and effect without modification, amendment or addition.

                    (3) Opinion of counsel satisfactory to the Bank from each Borrower's counsel in form and substance satisfactory to the Bank covering such issues of law as the Bank believes necessary or desirable.

                    (4) Current Good Standing Certificate for each Borrower from the Secretary of State of the state of its organization and each state in which the conduct of such Borrower's business or the property that it owns requires that it be registered to do business.

     5. Representations and Warranties. In order to induce the Bank to enter into this Amendment Agreement, the Borrower, and each of them, hereby represents and warrants to the Bank as follows:

          (a) The representations and warranties contained in the Loan Documents are true and correct on and as of the date of this Amendment Agreement.

          (b) After giving effect to this Amendment Agreement, no Event of Default will be in existence or will occur as a result of giving effect hereto. No event has occurred which, with the passage of time or the giving of notice, or both, will become an Event of Default.

          (c) The execution, delivery and performance of this Amendment Agreement will not violate any provision of any law or regulation or of any write or decree of any court or governmental instrumentality, or Borrower's certificate or articles of incorporation, by-laws, partnership agreement, or other similar organizational documents.

          (d) The Borrower has the power to execute, deliver and perform this Amendment Agreement and each of the documents, instruments and agreements to be executed and/or delivered in connection herewith and has taken all necessary action to authorize the execution, delivery and performance of this Amendment Agreement and each of the documents, instruments and agreements executed and/or delivered in connection herewith and the performance of the Loan Documents as amended hereby.

          (e) The execution, delivery and performance of this Amendment Agreement and each of the documents, instruments and agreements to be executed and/or delivered in connection herewith does not require the consent of any other party, and the Loan Documents, this Amendment Agreement and each of the documents, instruments and agreements executed and/or delivered in connection herewith constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditor's rights and except as enforcement may be subject to general equitable principles.

     6. Miscellaneous. Except as amended hereby, all of the terms, covenants and conditions of the Loan Agreement, the Note, the Master Credit Agreement, the L/C Related Documents and each of the other Loan Documents are ratified, reaffirmed and confirmed and shall continue in full force and effect as therein written and are not intended to be re-enacted as of the above date, but rather to be effective as of the original date of such documents. This Amendment Agreement shall be binding upon the Borrower, the Bank and their respective heirs, executors, administrators, successors and assigns, and shall inure to the benefit of the Borrower, the Bank, and their respective heirs, administrators, executors, successors and assigns. The Amendment Agreement may be executed in any number of counterparts and by the different parties on separate counterparts. Each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. This Amendment Agreement shall be deemed to have been executed and delivered when the Bank has received counterparts hereof executed by all parties listed on the signature page(s) hereto. No amendment of this Amendment Agreement, and no waiver of nay one or more of the provisions hereof shall be effective unless set forth in a writing and signed by the parties hereto. This Amendment Agreement shall be governed by and construed in accordance with the laws governing construction and interpretation of the Loan Agreement. Nothing contained herein or in any of the Loan Documents, nor any course of dealings among the parties shall obligate the Bank to agree to extend for any additional period of time the date upon which all amounts under the Loan Documents shall be due and payable.

     7. Judicial Proceedings. Each party to this Amendment Agreement agrees that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by any party hereto or any successor or assign of any party, on or with respect to this Amendment Agreement, the documents, instruments and agreements executed in connection herewith, the Loan Documents or the dealings of the parties with respect hereto and thereto, shall be tried only by a court and not by a jury. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT TO A TRAIL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING. Further, each party waives any right it may have to claim or recover, in any such suit, action or proceeding, any special, exemplary, punitive or consequential damages or damages other than, or in addition to, actual damages. THE BORROWER ACKNOWLEDGES AND AGREES THAT THIS SECTION IS A SPECIFIC AND MATERIAL ASPECT OF THIS AMENDMENT AGREEMENT AND THAT THE BANK WOULD NOT ENTER INTO THIS AMENDMENT AGREEMENT IF THE WAIVERS SET FORTH IN THIS SECTION WERE NOT A PART OF THIS AMENDMENT AGREEMENT.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed and delivered as of the day and year first above written.

                              Matlack DE, Inc.
                              By:/s/  G. J. Trippitelli

                              Matlack, Inc.
                              By:/s/  G. J. Trippitelli

                              Safeway Chemical Transportation, Inc.
                              By:/s/  G. J. Trippitelli

                              Brite-Sol Services, Inc.
                              By:/s/  G. J. Trippitelli

                              Matlack Leasing Corporation
                              By:/s/  G. J. Trippitelli

                              First Union National Bank
                              By: /s/

                        AMENDED AND RESTATED
                        REVOLVING CREDIT NOTE



$16,000,000.00                               August 29, 1997



FOR VALUE RECEIVED, MATLACK DE, INC., MATLACK, INC., SAFEWAY CHEMICAL TRANSPORTATION, INC., BRITE-SOL SERVICES, INC. (the "original Borrower") and MATLACK LEASING CORPORATION (collectively, the Original Borrower and Matlack Leasing Corporation shall be referred to as the "Borrower"), hereby promise to pay to the order of FIRST UNION NATIONAL BANK, a national banking association (the "Bank") on March 31, 1998 the principal amount of SIXTEEN MILLION DOLLARS ($16,000,000.00) or, if less, the aggregate outstanding principal amount of Revolving Loans extended under the Credit Agreement, dated May 22, 1996 (together with all amendments and modifications thereto, including, without limitation, the 1997 Letter and the First Amendment to Credit Agreement dated the date hereof, the "Credit Agreement"). This Revolving Credit Note is issued pursuant to the terms of the Credit Agreement. Terms capitalized but not defined herein shall have the meanings given to them respectively in the Credit Agreement. Reference is made to the Credit Agreement for a statement of the terms and conditions under which the Loan evidenced hereby has been made, is secured, and may be prepaid or accelerated.

     Until maturity (whether by acceleration or otherwise) interest shall accrue on the outstanding principal balance hereof at the applicable rate of interest plus the Applicable Margin, as selected by the Borrower in accordance with the procedures and terms of the Credit Agreement. Accrued interest shall be payable on each Interest Payment Date as set forth in the Credit Agreement. The Applicable Margin and/or interest rate may be increased while an Event of Default exists or after acceleration in accordance with Section 2.09(c) of the Credit Agreement.

     All amounts payable by the Borrower to the Bank hereunder shall be paid to the Bank in accordance with the terms of the Credit
Agreement in immediately available funds.

     The Borrower hereby waives the requirements of demand, presentment, protest, notice of protest and dishonor and all other demands or notices of any kind in connection with the delivery, acceptance, performance, default, dishonor or enforcement of this Note.

     This Amended and Restated Revolving Credit Note (together with all amendments and modifications thereto the "Revolving Credit Note") amends and restates that certain Revolving Credit Note dated May 22, 1996 (the "Original Note"), and except as expressly set forth herein, all of the terms, covenants, and conditions of the Original Note remain in full force and effect. This Revolving Credit Note is given as a modification of the obligations under the Original Note and is not given in substitution therefore or extinguishment thereof and is not intended to be a novation. To induce the Bank to permit the addition of Matlack Leasing Corporation as a Borrower, each Borrower confirms that it is jointly and severally liable hereunder as a primary obligor and not as an accommodation party and represents and warrants to the Bank that on the date hereof there are no defenses, claims, set offs or counterclaims to payment of this Revolving Credit Note.

     The construction, interpretation and enforcement of this Note shall be governed by the internal laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, each of the Borrower has caused this Note to be executed by its duly authorized officer as of the day and year first above written.